Exhibit (c)(iii)

Morgan Stanley Confidential Treatment Requested. Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment. Special Committee Discussion Project Orange July 28, 2022 CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH (1[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. PRELIMINARY AND CONFIDENTIAL DRAFT

Morgan stanley SECTION 1 Process Update & Considerations PRELIMINARY AND CONFIDENTIAL DRAFT 2

Morgan Stanley

Status of Key Project Orange Workstreams

Key Workstreams

Workstream	Status	Commentary
Violet NDA	In Progress	Potter Anderson held call with K&E on 7/27 to discuss implications of NDA on 13D obligation Awaiting finalized view from K&E before executing extension
Strategic & Sponsor Form NDA	Not Started	Potter Anderson to prepare form NDA for use with select strategic and sponsor parties
Management Presentation	In Progress	Initial draft of Management Presentation reviewed with management on 7/27 Morgan Stanley is finalizing a draft incorporating Q2'22 financials
Financial Forecast Model	In Progress	Management has prepared an initial draft of the model C-level CY2023E planning session held 7/27, with outlook to be incorporated into model
Initial Due Diligence Requests	In Progress	Management has prepared responses to Financial data requests Management unable to respond to remaining requests without additional resources
Additional Due Diligence Requests	Not Started	Violet has provided a detailed workplan and due diligence requests Management unable to respond to most requests without additional resources
Additional Management Presentations	Not Started	Violet requesting to schedule initial Accounting & Tax and Legal calls Business and Financial sessions to be arranged subject to diligence responses
Initial Outreach	In Progress	Morgan Stanley has initiated outreach to Tier 1A sponsor parties and multiple parties have requested NDA Committee to determine additional parties for outreach (including strategics)

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PROCESS UPDATE & CONSIDERATIONS 3

Morgan Stanley

Status of Outreach to Tier 1A Sponsor Partners

#	Code Name	Initial Outreach	NDA Requested	Process Notes	Contact Details
In Process					
1	[***]	7/20/2022	Existing	(7/26) Provided initial diligence requests and sent diligence plan for the next couple weeks. Awaiting NDA clarification before providing further information	[***]
2	[***]	7/20/2022		(7/20) Knows the Company well, interested in engaging [***]	[***]
3	[***]	7/20/2022	Yes	(7/20) Limited familiarity with the Company, reviewing internally, will revert	[***]
4	[***]	7/21/2022		(7/20) Would sell position in existing fund; potential to reinvest $150-250MM out of new fund alongside very select set of partners	[***]
5	[***]	7/20/2022	Yes	(7/20) Company would like to engage and get under NDA	[***]
Pass					
1	[***]	7/20/2022		(7/20) Familiar with the Company, reviewing internally, will revert (7/26) [***] - Appreciate being on short list - Company has been on our screen for a while - Believe it's a category winner with opportunity to expand into new categories (although expansion categories will likely be more competitive) - Valuation today is on the cusp and a touch above where we'd underwrite, add a premium and it's a bridge too far on valuation - 7.5-8x ARR is above a lot of other software names - Profitability is propping up multiple vs. others - Also macro risk - hard to lean in with Fed meeting - Post Labor Day if nothing happens in your process they'd like to reconnect	[***]

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PROCESS UPDATE & CONSIDERATIONS 4

Morgan Stanley Potential Interest From Large Number of Sponsors Tier 1A Tier 1 B [***] [***] Tier 2 [***] Potential Partners I Capital Providers [***] PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PROCESS UPDATE & CONSIDERATIONS 5

Morgan Stanley Potential Strategic Buyers Tier 1 – Suggested Outreach [***] Tier 2 – Others Considered [***] PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PROCESS UPDATE & CONSIDERATIONS 6

Morgan Stanley Illustrative Process Timeline July August September 25 26 27 28 29 1 2 3 4 5 8 9 10 11 12 15 16 17 18 19 22 23 24 25 26 29 30 31 1 2 5 6 7 8 9 Timeline to Transaction Signing and Announcement Prepare Marketing Materials Management Presentations Targeted Diligence Sessions Q2’22 Earnings Announcement Initial Bid Date Negotiate Merger Agreement Sign & Announce PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT Process Update & Considerations 7

Morgan Stanley Violet Proposed Process Timeline Key Week 1 Week 2 Week 3 Week 4 Week 5 Week 6 <-Key Date / Meeting / Milestone <- Ongoing process Mo Tu We Th Fr Sa Su Mo Tu We Th Fr Sa Su Mo Tu We Th Fr Sa Su Mo Tu We Th Fr Sa Su Mo Tu We Th Fr Sa Su Mo Tu We Th Fr Sa Su 7/18 7/19 7/20 7/21 7/22 7/23 7/24 7/25 7/26 7/27 7/28 7/29 7/30 7/31 8/01 8/02 8/03 8/04 8/05 8/06 8/07 8/08 8/09 8/10 8/11 8/12 8/13 8/14 8/15 8/16 8/17 8/18 8/19 8/20 8/21 8/22 8/23 8/24 8/25 8/26 8/27 8/28 Business Diligence—Vista Deal Team Submit Business Request List Company Responds to Initial Requests Submit Initial Meeting Requests Business Diligence Management Meeting (~5 hours) Continued Diligence (Follow-up Calls, Requests / Data, Q&A) Confirmatory Key Customer / Partner Calls Diligence Completed Accounting & Tax—Ernst & Young Submit Intial Request Lists and Kickoff Calls Agendas Kick Off Calls Company Responds to Initial Requests Primary Diligence Call (~4 hrs accy / ~2 hrs tax / ~1 hr audit) Continued Diligence (Follow-up Calls, Requests / Data, Q&A) Diligence Completed Legal—Kirkland & Ellis Submit Initial Request List and kickoff Call Agenda Company Responds to Initial Requests Kick Off Call Primary Diligence Call (~3-4 hours) Continued Diligence (Follow-up Calls, Requests / Data, Q&A) Contract Review Diligence Completed Go-To-market (“GTM”) Diligence—Vista Consulting Group Submit Initial Request List Company Responds to Initial Requests VCG GTM Diligence Meeting (~3 hours) Continued Diligence (Follow-up Calls, Requests / Data, Q&A) Diligence Completed Technology & Cybersecurity Diligence—Vista Consulting Group Submit Initial Request Lists & Surveys Complete Code Scan Work Company Responds to Initial Requests Technology & Cyber Diligence Meeting (~4-6 hours) Continued Diligence (Follow-up Calls, Requests / Data, Q&A) Diligence Completed Insurance & Benefits—Lockton Submit Initial Request List Company Responds to Initial Requests Continued Diligence (Follow-up Calls, Requests / Data, Q&A) Diligence Completed PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PROCESS UPDATE & CONSIDERATIONS 8

Morgan Stanley SECTION 2 Standalone Forecasts Overview PRELIMINARY AND CONFIDENTIAL DRAFT 9

Morgan Stanley

Overview of Street vs. Management Plan (1)(2)

Total Revenue

$MM


$121
$175
$246
$332
$415
$488
2019A
2020A
2021A
2022E
2023E
2024E

Gross Profit

$MM


$100
$148
$211
$285
$353
$417
2019A
2020A
2021A
2022E
2023E
2024E

Total Revenue Growth

%


59.1%
45.0%
40.8%
34.9%
25.0%
17.6%
2019A
2020A
2021A
2022E
2023E
2024E

Gross Profit Margin

%


82.9%
84.7%
85.7%
85.9%
84.9%
85.4%
2019A
2020A
2021A
2022E
2023E
2024E

Actuals Street Management Plan

Notes
1. Street financials represent Wall Street estimates as of 7/27/2022
2. Management Plan not yet provided by company

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT STANDALONE FORECASTS OVERVIEW 10

Morgan Stanley

Overview of Street vs. Management Plan (Cont'd) (1)(2)


Adj. EBITDA
$MM
$1
$16
$42
$45
$61
$86
2019A
2020A
2021A
2022E
2023E
2024E


Levered Free Cash Flow
$MM
$19
$37
$71
$81
$103
$126
2019A
2020A
2021A
2022E
2023E
2024E


Adj. EBITDA Margin
%
0.8%
9.0%
17.1%
13.4%
14.8%
17.6%
2019A
2020A
2021A
2022E
2023E
2024E


Levered Free Cash Flow Margin
%
15.7%
21.0%
28.9%
24.5%
24.8%
25.8%
2019A
2020A
2021A
2022E
2023E
2024E
Actuals
Street
Management Plan

Notes
1. Street financials represent Wall Street estimates as of 7/27/2022
2. Management Plan not yet provided by company

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT STANDALONE FORECASTS OVERVIEW 11

Morgan Stanley Adjusted EBITDA to Free Cash Flow Reconciliation CY2019A $MM Change in NWC 55.2 (11.4) ~~ 12.3—(22.4) ~~·~’ (10.8) Adj. EBITDA Interest and Deferred Capitalized Deferred AR Deferred Prepaid and AP and Other Cash Flow PP&E and Free Cash Flow Taxes Commision Content and Revenue Commisions Other Assets Liabilities From Operating Capitalized Amort Other Activities Software Margin (%) 0.8% 1.0% 10.2% (6.2%) 45.8% (9.5%) (1 8.6%) (3.0%) 4.1% 24.6% (9.0%) 15.7% CY2020A $MM Change in NWC (7.0) oz 2~ 14.2 (22.2)—44 (8.2) (0.9) ~~.,~ 36.7 [ 15.81 1 · 1 Adj EBITDA Interest and Deferred Capitalized Deferred AR Deferred Prepaid and AP and Other Cash Flow PP&E and Free Cash Flow Taxes Commision Content and Revenue Commisions Other Assets Liabilities From Operating Capitalized Amort Other Activities Software Margin (%) 9.1% (0.5%) 8.1% (2.7%) 26.6% (4.0%) (12.7%) 0.4% 1.3% 25.7% (4.7%) 21.0% CY2021A $MM 76.6 Change in NWC (14.4) ~~ 19.5 (6.2) (5.5) ~,~.~~—(34.3) 1 (5.2) 1 76.8 1 1 71.3 1 1 42.0 Adj. EBITDA Interest and Deferred Capitalized Deferred AR Deferred Prepaid and AP and Other Cash Flow PP&Eand Free Cash Flow Taxes Commision Content and Revenue Commisions Other Assets Liabilities From Operating Capitalized Amort Other Activities Software Margin (%) 17.0% (2.1%) 7.9% (4.2%) 31.1% (5.9%) (13.9%) (2.5%) 3.8% 31.2% (2.2%) 28.9% Source: Col!llany filings PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT STANDALONE FORECASTS OVERVIEW 12

Morgan Stanley SECTION 3 Valuation Perspectives PRELIMINARY AND CONFIDENTIAL DRAFT 13

Morgan Stanley Orange Performance Has Been Volatile Since IPO, Particularly During Recent Market Turbulence ... • After initial period of Share Price Performance Since IPO (1)(2) outperformance, Orange’s Price per Share ($) Volume (MM) share price remained relatively 40 15 range-bound prior to recent sell- 7/212021: off Kaseya 101212021 Orange ransomNare announces ~will acquire attack SecurityAdvisor and intruduce a New 35 Information Security categoJy @ed “Human 12 Detection and Response· 2/16/2022 Orange announces transition of C<H’resident and CFO 6124/2022 Orange is 6/8/2021: Orange Krish Venkataraman to added to the Russell 30 launches new Board of Directors 1000 tndex Compliance Plus Training Module 9 $27.40 25 Orange Capitalization 6 $MM, unless otherwise noted (1) 20 6123/2021 Share Price S14.72 Orange adds 8/12/2021 Orange Michael Williams 513/2022 Broader mart<et announces Upsize FOSO 185 as new Chief volatility amid heightened and Pricing of Mart<eting Officer uncertainty around inftation, Follow-On Offering Fully Diluted Equity Value S2,721 r-’-.,-....,.:: ,..,..-l quantitative tightening, 212412022 7/20/2021 Russia China slowdown and 3 (-)Cash (298) 15 invades Russia I Ukraine war $14.72 Ukraine $14.50 (+)Debt 0 Aggregate Value S2,422 AV ICY 2022E Revenue 7.3x 10 0 AV ICY 2023E Revenue 5.8x Apr-21 May-21 Jul-21 Aug-21 Sep-21 Nov-21 Dec-21 Jan-22 Feb-22 Apr-22 May-22 Jul-22—Volume—Price 52 Week High 52 Week Low Source: Capital IQ Notes 1. Mart<et data as of 712712022 2. High and low based on closing prices as of Capitai iQ PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 14

Morgan Stanley …Despite Consistently Beating and Raising Consensus Estimates and Demonstrating Reacceleration Since Going Public Performance vs. Street Estimates Since IPO (1) $MM Q1 FY2021 Q2 FY2021 Q3 FY2021 Q4 FY2021 Q1 FY2022 Q2 FY2022 Revenue Prior Consensus 54.2 59.0 64.7 69.4 79.0 Guidance 56.0 61.0 67.0 72.5 79.0 Guidance vs. Prior Consensus +3.4% +3.4% +3.6% +4.5% +0.1% Street Consensus 51.0 56.3 61.5 67.1 73.0 Actual Results 53.6 59.4 64.1 69.3 75.0 Actual vs. Consensus +4.9% +5.4% +4.3% +3.3% +2.8% Non-GAAP Operating Income Street Consensus (1.0) (3.0) 1.1 2.6 5.6 Actual Results 5.9 4.5 3.0 15.1 9.0 Actual vs. Consensus N.M. N.M. +180.0% +476.4% +62.1% FCF (2) Street Consensus 2.8 0.5 7.3 5.3 8.9 Actual Results 21.3 13.5 18.8 20.2 24.1 Actual vs. Consensus +660.9% +2464.4% +157.1% +278.5% +170.4% Source: Capital IQ, Thomson Estimates Notes 1. Thomson estimates as of 7/27/2022 2. FCF defined as Operating Cash Flow less CapEx PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 15

Morgan Stanley Research Perspectives On Orange Target Price Summaryl1l Orange Analyst Perspectives l1l Price Per Share ($) % I Price Per Share ($) Current Premium/ Price (Discount) Analyst Target to Current 80% $32 Piper Sandler $29.00 97% Cowen $28.00 90% 60% $24 Truist $2800 90% Canaccord $28.00 90% 40% $16 Goldman Sachs $2800 90% Stephens $25.00 70% $8 20% Morgan Stanley $24.00 63% Needham $23.00 56% 0% $0 Bank of America $20.00 36% Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Citi $19.00 29% UBS $19.00 29%—Buy—Hold—Sell—Median Target Price—share Price Mean $24 64 67% Med1an $25 00 70% Positives Considerations Current Price $14.72 “Positively, management still sounds upbeat on both “Net, while we expect Orange’s combination of -20% green and brownfield opportunities in SAT, cross sell FCFm and solid revenue growth to limit further potential, and pipeline strength.” multiple compression, we remain cautious on 2H given Valuation Methodology (1)(2J ‘We believe Orange is positioned to gain share in the the macro environment, implied net new ARR growth Competitive Security Awareness Training market and expand into and Orange’s SMB exposure• % Methodology Positioning other adjacent areas of security over time with its Macro ‘We are lowering our price target to adjust for current scalable cloud-native platform” Environment market valuation levels. Since the beginning of the DCF ‘We believe Orange is well-positioned to capitalize on year, valuations of leading cybersecurity companies 12% , . the rising number and sophistication of cyberattacks” have declined.” ‘We believe profitability will be an increasingly “Given the increasingly perilous cybersecurity important metric of success as interest rates continue landscape, we believe the upcoming HDR offering is to rise, and inflationary headwinds persist” P I FCF likely to receive a positive reception” 25% :=====~, “With our 20E recalibrated lower and FY forecasts “SecurityCoach, which is Orange’s new product that largely unchanged against the new anemic outlook, Platform identifies and remediates unsecure employee actions we see limited valuation I stock performance reprieve Revenue is scheduled for release in 04, with beta testing to 63% Expansion and remain on the sidelines, favoring other SMID occur in 03. We expect this product to materially Financial cyber names like CYBR, VRNS.” expand Orange’s cross-sell opportunity and see the Forecast potential for it to drive further retention improvements “A modest raise to FY22 revenue outlook and largely over time inline 02 guide was also likely lower versus investor . . 1 expectations.” Notes 1. Marl<et data and consensus estimates as of 7/27/2022 per Capital 10 2. Reflects disd osed valuation methodologies for available research analysts PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 16

Morgan Stanley Since IPO, Orange Share Price Has Outperformed Peers… Since Orange IPO (1)(2) Share Price Performance Indexed to 100 (%) 225 200 175 150 125 100 75 50 Apr-21 May-21 Jun-21 Aug-21 Sep-21 Nov-21 Dec-21 Jan-22 Feb-22 Apr-22 may-22 jul-22 Source capital iq Notes Market data and Thomson estimates as of 7/27/2022 Average of each category shown high growth software includes altassian docusign smartsheet jamf zoominfo, asana, sprout social avalara , pagerduty, hubspot, high growth security includes: crowdstrike, okta quatys, rapid7, tenale, ascler Project orange preliminary and confidentioal draft valuation perspectives 17

Morgan Stanley ... With Valuation Multiples Converging on Those of Peers Over Time Since Orange IPO (1)(2) AV I NTM Revenue P I NTM FCF (3)(4J X X 30 120 88.4x 12.5x 10 40 8.2x 7.0x 37.6x 6.8x 36.6x 5 20 0 0 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jul-22 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jul-22—Orange—High Growth Software—High Growth Security—orange—High Growth Software—High Growth Security Source: Capital tQ Notes 1. Mar1<et data and Thomson estimates as of 712712022 2. Average of each category shown; High Growth Software includes: Atlassian, Docusign, Smartsheet, Jamf, Zoomlnfo, Asana, Sprout Social, Avalara, Pagerduty, Hubspot; High Growth Security includes: CroWdstrike, Okta, Qualys, Rapid7, Tenable, Zscaler 3. FCF defined as operating cash flow less capex 4. FCF multiples above 110 Ox shown as N M. PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 18

Morgan Stanley Software Multiples Still at a Premium to Historical Levels, But Rapidly Compressing from Recent Highs NTM Forward Revenue Multiples of Software Companies Since January 2002 NTM AV 1 Revenue Multiple BOx Peak 2021: 67.5x All Top-5 Time Software Average Revenue 70x Period Revenue Multiple Multiple Jan 2002 Pre-GFC 7.5x 3.6x Nov 2007 60x GFC Dec 2007 6.0x 2.7x Jun 2009 SOx Post-GFC Jul 2009 13.1x 5.1x to COVID Jan 2020 COVID to Jan 2020 45.4x 12.0x Peak Oct 2021 40x 2021 Peak Oct2021 67.5x 14.6x 30x Current 16.6x 5.9x 20x Peak 2021: 14.6x ~CVV..6.6x -...~-~;;;oq~ ‘ 5.9x—All Software—Top 5 Software — Average of All Software (1998—2014)—Average of All Software (2014—) Source: Capitai iQ, as of7/27/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 19

Morgan Stanley Orange Comparable Company Valuation Benchmarking ( CY2022E ] AV I Revenue (11 X 19.0 CY2022E Median: 7.6x CY2022E Median: 8.9x 11.2 8.9 7.9 6.7 5.3 ( CY2023E) AV I Revenue (1) X CY2023E Median: 6.1x CY2023E Median: 7.1x 13.9 Source: Capital tQ, Thompson Consensus • Orange Street Estimates • High Growth Software • High Growth Security Notes 1. Mar11et data and consensus estimates as of 712712022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 20

Morgan Stanley Orange Comparable Company Valuation Benchmarking (Cont’d) ( CY2022E) P I FCF !1H2l X CY2022E Median: 43.6x . CY2022E Median: 39.1x 63.2 62 1 40.0 ( CY2023E) P I FCF !1H2l X CY2023E Median: 33.0x CY2023E Median: 45.1x 63.2 28.6 Source: Capitai iQ, Thompson Consensus Notes • Orange Street Estimates • High Growth Software • High Growth Security 1. Mar11et data and consensus estimates as of 712712022 2. Free cash flow calculated as operating cash flow less capex PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 21

Morgan Stanley Orange Is Currently Trading at a Discount on a Growth-Adjusted and Growth Plus Profitability-Adjusted Basis I Revenue vs. Revenue Growth 1 2 3 AV (1)(2) AV I Revenue vs. Revenue Growth+ Free Cash Flow Margin 1HH l CY2022E AV I Revenue (x) CY2022E AV I Revenue (x) 25 r — — 25 r — — tR: = G;!6 ! LR: = o~4 ! 20 Crowdstrike 20 Crowdstrike Zscaler • • Zscaler • • • Atlassian e Atlassian oomlnfo 15 15 • Zoomlnfo e Sprout Social 10 10 Qualys • Avalai e Okta e l;iubspoL , • Avalara • Qualys e Hl,lbspet -1 e : e Orange : el“enable Jamf: e Orange i e’l.ble • PaberiJury -c-: Asana • Rapid? Rap1o1 DocuSign e 5 • DocuSign e Smartsheet 5 Smartsheet 0 0 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 55% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% CY2022E Revenue Growth(%) CY2022E Revenue Growth+ Free Cash Flow Margin (%) Notes 1. Mar1<et data and coosensus estimates as of 712712022 per Capitai iQ e High Growth Software e High Growth Security 2. Atlassian excluded from regression 3. Levered tree cash defined as operating cash now less capital expenditures PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 22

Morgan Stanley

Orange Comparable Company Operational Benchmarking (1)

CY2022E

CY2022E Revenue Growth (%)


Orange 35
Asana 42
ZoomInfo 41
Smartsheet 37
Sprout Social 35
Hubspot 32
PagerDuty 30
Jamf 30
Atlassian 27
Avalara 24
DocuSign 17
Crowdstrike 52
Zscaler 48
Okta 40
Rapid7 29
Tenable 25
Qualys 18

CY2022E Adj. EBITDA Margin (%)


Orange 13
ZoomInfo 43
Atlassian 21
DocuSign 20
Jamf 18
Hubspot 12
Avalara 1
PagerDuty (1)
Sprout Social (3)
Smartsheet (7)
Asana (47)
Qualys 40
Crowdstrike 18
Zscaler 14
Tenable 9
Rapid7 7
Okta (5)

CY2022E Free Cash Flow Margin (%)(2)


Orange 20
ZoomInfo 36
Atlassian 26
DocuSign 19
Jamf 16
Hubspot 15
Sprout Social 4
Avalara 2
PagerDuty 2
Smartsheet 1
Asana (31)
Qualys 38
Crowdstrike 32
Zscaler 21
Tenable 17
Rapid7 8
Okta 4

CY2022E Rule of (%)(3)


Orange 55
ZoomInfo 77
Atlassian 53
Hubspot 48
Jamf 45
Sprout Social 39
Smartsheet 39
DocuSign 36
PagerDuty 32
Avalara 27
Asana 11
Crowdstrike 83
Zscaler 69
Qualys 56
Okta 43
Tenable 42
Rapid7 36

Orange Street Estimates | High Growth Software | High Growth Security

Source: Capital IQ, Thomson Consensus, Company Management

Notes
1. Market data and consensus estimates as of 7/27/2022
2. Free cash flow calculated as operating cash flow less capital expenditures
3. Rule of defined as the sum of revenue growth and free cash flow margin

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 23

Morgan Stanley

Orange Comparable Company Operational Benchmarking (Cont'd) [1]

CY2023E


CY2023E Revenue Growth (%)
Orange 25
Smartsheet 31
Asana 31
Sprout Social 31
ZoomInfo 30
Atlassian 29
Hubspot 26
PagerDuty 26
Jamf 23
Avalara 21
DocuSign 12
Crowdstrike 36
Okta 33
Zscaler 32
Rapid7 21
Tenable 20
Qualys 17
CY2023E Adj. EBITDA Margin (%)
Orange 15
ZoomInfo 44
Jamf 23
Atlassian 23
DocuSign 20
Hubspot 13
PagerDuty 3
Avalara 3
Sprout Social (0)
Smartsheet (2)
Asana (34)
Qualys 39
Crowdstrike 20
Zscaler 16
Tenable 11
Rapid7 8
Okta (1)
CY2023E Free Cash Flow Margin (%)[2]
Orange 23
ZoomInfo 38
Atlassian 20
DocuSign 18
Jamf 17
Hubspot 16
PagerDuty 6
Sprout Social 5
Avalara 5
Smartsheet 4
Asana (18)
Qualys 34
Crowdstrike 32
Zscaler 25
Tenable 17
Rapid7 10
Okta 7
CY2023E Rule of (%)[3]
Orange 48
ZoomInfo 68
Atlassian 49
Hubspot 42
Jamf 40
Sprout Social 36
Smartsheet 35
PagerDuty 31
DocuSign 30
Avalara 26
Asana 13
Crowdstrike 68
Zscaler 58
Qualys 50
Okta 40
Tenable 38
Rapid7 31

Source: Capital IQ, Thomson Consensus, Company Management

Orange Street Estimates | High Growth Software | High Growth Security

Notes
1. Market data and consensus estimates as of 7/27/2022
2. Free cash flow calculated as operating cash flow less capital expenditures
3. Rule of defined as the sum of revenue growth and free cash flow margin

PROJECT ORANGE
PRELIMINARY AND CONFIDENTIAL DRAFT
VALUATION PERSPECTIVES 24

Morgan Stanley Illustrative Discounted Equity Value- Based on CY2024E Revenue Street and Management Cases; Value at 12/31/2023 Discounted to 7/27/2022 (1)(2) $MM, Except Where Noted -~-flli#§l@i!,fB¥-[==]~~-~·1~4~~~~I4~i~n~-~[==] CY2024E Revenue $488 %Growth 18% 3 4 Implied Fully-Diluted Future ( l< l Discounted Fully-Diluted Share Price (at Dec 2023) Future Share Price Street Estlmates Management Plan Street Extrapolatron Management Plan Historical NTM CY2024E Revenue $15.23 $20.53 $17.46 22% B.Ox $23.15 $19.68 9.0x $25.76 $21.91 Future Share Price at Illustrative 10.0x Multiple 10.0x $28.38 $24.13 NTM Revenue 488 NTM Multiple 10.0x 11 .0x $30.99 $26.35 Implied Future AV $4,883 (+) Proj Cash 462 (-) Proj Total Debt 12.0x $33.61 $28.58 0 (-) Proj Cumulative SBC (75) Future Equity Value $5,271 21% 13.0x $36.23 $30.80 FDSO 185.7 Future Price per Share $28.38 25% 14.0X $38.84 $33.03 Cost of Equity (Kel 12.0% Discount Period (Years) 1.43 Price Per Share NPV s24.13 • 1 Year Performance • 6 Month Performance Notes 3. Assumes future cash balance as of 1213112023 of$462MM 1. Marl<et data and consensus as of712712022 4. Cost of equity of 12.0% based on 1 54 Barra predicted beta, 2.8% fisk-free rate and 6 0% 2. Management Plan not yet provided by company marl<et fisk premium PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 25

Morgan Stanley Illustrative Discounted Equity Value Over Time Street Case; Discounted to 7/27/2022 Future Share Price Discounted Future Share Price $per Share $per Share $30.00 $30.00 $28.38 $24.13 $25.00 $25.00 $22.88 $22.88 $23.04 ... I& * $19.68 $20.00 $18.65 $20.00 $18.65 $18.81 .. • • $15.00 $15.00 A • $15.59 $14 •.85 $15.53 $14.72 $14.72 $10.00 $10.00 $5.00 $5.00 $0.00 $0.00 Current Dec-22 Dec-23 Current Dec-22 Dec-23 Net Debt ($MM) ($298) ($359) ($462) Net Debt ($MM) ($298) ($359) ($462) Notes + B.Ox NTM Revenue . 10.0x NTM Revenue • 6.1x NTM Revenue (Current) A Current Share Price 1. Mar1<et data and consensus as of 712712fJ22 2. Cost of equity of 12.0% based on 1.54 Barra predicted beta. 2.8% fisk-free rate and 6.0% market risk premium PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 26

Morgan Stanley Precedent Software Transaction Multiples Selected Software Transactions NTM Aggregate Value I Revenue Highest Multiple Strategic Software Deals Select Sponsor Software and Strategic Deals 44.9x 35.0x+ I -· I 1 1 Orange I 25·7~4.9x I I -a I $25.00/share: I I Orange I I I 10.9x I I I I I I 1 , 1 $14.72/share: 1 16 5X,5.7X15.7x ~ -~ II 61 · x I 13.7X13.6X13.2x ~ -I . 11 .0X1 1.0 . 08“1o 3x . · 9.3x 9.2x 9.1x x 2x 2x x x x Median 7.5x 8 3 8 8 8 0 7 ·8 7 ·8 7.3x 7.0x 6.8x 6.8x 6.6x 6.6x 6 4x 9 — — — ·—· X 5.3x 5.3X<5.1x 4.9x 4 ·8)( 4 ·7x4 ·6 x 4·2x -4.1x—3.8x- 3.7x 3. -6x- 3.4x 3- 3x- 3.2x Year 20 21 21 20 18 18 18 17 22 22 18 19 21 14 21 21 16 18 19 20 19 20 15 21 18 19 18 19 16 16 16 21 21 19 20 17 18 22 18 15 17 17 16 19 16 16 ev 59“k NA 20% 33% 30% 39% 25% 31% 27% 18% 24% 38% 20% 23% 10% 8% 21% 14% 14% 12% 14% 18% 19% 15% 16% 3% 24% 16% 16% 28% 28% 8% 10% 7% 4% 16% 4% 26% 7% 8% NA 17% 3% 4% 1% 12% Growth Source Morgan Stanley Database, Capital tO, Thomson Consensus, Col!1lany Filings, Public Information—Sponsor Deals—Strategic Deals Notes 1. Twitio I SendGrid rrultiple as of closing date PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 27

Morgan Stanley Illustrative Valuation Matrix (1) $MM other than per share data Consensus Premium / (Discount) To Fully Diluted Agg. Value AV / Revenue P / FCF AV / ARR Price Current 30-Day Avg. 52 Wk. High Equity Value (AV) CY2022E CY2023E CY2022E CY2023E CY2022E CY2023E Metric $14.72 $16.51 $27.40 $2,721 $2,422 $332 $419 $68 $95 $378 $474 Growth Rate 35% 26% 20% 23% 33% 25% Current $14.72 0 0% (10.8%) (46.3%) $2,721 $2,422 7.3x 5.8x 40.0x 28.6x 6.4x 5.1x $15 00 1 9% (9.1%) (45.3%) $2,773 $2,475 7.4x 5.9x 40.7x 29.1x 6 5x 5.2x $16 00 8.7% (3.1%) (41.6%) $2,960 $2,661 8.0x 6.3x 43.5x 31.1x 7 0x 5.6x $17 00 15.5% 3.0% (38.0%) $3,146 $2,848 8.6x 6.8x 46.2x 33.0x 7 5x 6.0x $18 00 22.3% 9.1% (34.3%) $3,333 $3,035 9.1x 7.2x 48.9x 35.0x 8 0x 6.4x $19 00 29.1% 15.1% (30.7%) $3,520 $3,221 9.7x 7.7x 51.7x 36.9x 8 5x 6.8x $20 00 35.9% 21.2% (27.0%) $3,707 $3,408 10.3x 8.1x 54.4x 38.9x 9 0x 7.2x $21 00 42.7% 27.2% (23.4%) $3,893 $3,595 10.8x 8.6x 57.2x 40.9x 9 5x 7.6x $22 00 49.5% 33.3% (19.7%) $4,080 $3,782 11.4x 9.0x 59.9x 42.8x 10.0x 8.0x $23 00 56.3% 39.3% (16.1%) $4,267 $3,968 11.9x 9.5x 62.7x 44.8x 10.5x 8.4x $24 00 63.0% 45.4% (12.4%) $4,453 $4,155 12.5x 9.9x 65.4x 46.7x 11.0x 8.8x $25 00 69.8% 51.5% (8.8%) $4,640 $4,342 13.1x 10.4x 68.1x 48.7x 11.5x 9.2x $26 00 76.6% 57.5% (5.1%) $4,827 $4,528 13.6x 10.8x 70.9x 50.7x 12.0x 9.6x $27 00 83.4% 63.6% (1.5%) $5,013 $4,715 14.2x 11.2x 73.6x 52.6x 12.5x 9.9x $28 00 90.2% 69.6% 2.2% $5,200 $4,902 14.7x 11.7x 76.4x 54.6x 13.0x 10.3x $29 00 97.0% 75.7% 5.8% $5,387 $5,089 15.3x 12.1x 79.1x 56.5x 13.4x 10.7x $30 00 103.8% 81.8% 9.5% $5,574 $5,275 15.9x 12.6x 81.8x 58.5x 13.9x 11.1x $31 00 110.6% 87.8% 13.1% $5,760 $5,462 16.4x 13.0x 84.6x 60.5x 14.4x 11.5x $32 00 117.4% 93.9% 16.8% $5,947 $5,649 17.0x 13.5x 87.3x 62.4x 14.9x 11.9x $33 00 124.2% 99.9% 20.4% $6,134 $5,835 17.6x 13.9x 90.1x 64.4x 15.4x 12.3x Source: CapIQ, Thomson Consensus Notes 1. Market data and consensus estimates as of 7/27/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 28

Morgan Stanley APPENDIX A Valuation Reference Materials PRELIMINARY AND CONFIDENTIAL DRAFT 29

Morgan Stanley

Broker Estimates for Orange

Select Analyst Estimates and Targets [1]

$MM, except per share data

Broker	Date of Report	Rating	Current Price Target	Discounted Price Target	Price Target Methodology	Valuation Methodology	Revenue CY22E	Revenue CY23E	Revenue CY24E	Gross Margin CY22E	Gross Margin CY23E	Gross Margin CY24E	EBITDA CY22E	EBITDA CY23E	EBITDA CY24E	Free Cash Flow CY22E	Free Cash Flow CY23E	Free Cash Flow CY24E
Piper Sandler	6/14/2022	Overweight	29.00	25.82	DCF (30x CY2026E FCF TV)	AV / FCF, DCF	$333	$431	-	86%	85%	-	-	-	-	$68	$97	-
Cowen	6/22/2022	Outperform	28.00	24.93	~12x CY2023E AV / Revenue	AV / Revenue	$333	$413	-	87%	85%	-	-	-	-	$74	$114	-
Truist	5/10/2022	Buy	28.00	24.93	DCF (20x CY2032 FCF TV)	AV / FCF, DCF	$332	$422	-	85%	85%	-	$47	$59	-	$64	$96	-
Canaccord	5/10/2022	Strong Buy	28.00	24.93	11.5x CY2023E AV / Revenue	AV / Revenue, AV / FCF	$333	$428	-	86%	85%	-	-	-	-	$65	$94	-
Goldman Sachs	7/26/2022	Buy	25.00	22.26	-	-	$332	$412	$492	-	-		$46	$65	$90	-	-	-
Stephens	6/2/2022	Overweight	25.00	22.26	10x CY2023E AV / Revenue	AV / Revenue	$333	$422	-	86%	84%	-	$46	$66	-	$66	$89	-
Morgan Stanley	5/11/2022	Equal Weight	24.00	21.37	23x CY2027E AV/FCF	AV / FCF	$332	$412	$502	85%	86%	86%	$38	$61	$94	$63	$84	$115
Needham	6/3/2022	Buy	23.00	20.48	-	-	$331	$417	$493	85%	85%	85%	-	-	-	$66	$80	-
Bank of America	5/10/2022	Strong Buy	20.00	17.81	7.5x CY2023E AV / Revenue	AV / Revenue	$333	$424	$538	86%	85%	85%	$40	$50	$74	$65	$82	$108
Citi	5/11/2022	Neutral	19.00	16.92	7.0x CY2023E AV / Revenue	AV / Revenue	$332	$412	$503	83%	79%	78%	$38	$61	$78	$64	$94	$124
UBS	5/12/2022	Neutral	19.00	16.92	~8.0x CY2023E AV / Revenue	AV / Revenue	$332	$406	$474	86%	86%	86%	$56	$69	$83	$66	$76	$86
Mean			**$24.36**	**$21.69**			**$332**	**$418**	**$500**	**85%**	**84%**	**84%**	**$44**	**$61**	**$84**	**$66**	**$90**	**$108**
Median			**$25.00**	**$22.26**			**$332**	**$417**	**$498**	**86%**	**85%**	**85%**	**$46**	**$61**	**$83**	**$65**	**$91**	**$111**
Consensus	**7/27/2022**						**$332**	**$418**	**$500**	**86%**	**85%**	**85%**	**$45**	**$63**	**$92**	**$65**	**$80**	**$102**

Notes
1. Latest available broker estimates, excludes Berenberg due to price target as of 2/17/2022

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION REFERENCE MATERIALS 30

Morgan Stanley Orange Capitalization Summary and Aggregate Value Build $MM, Except Where Noted (1)(2)(3) Current Spot Current Share Price ($) $14.72 Basic Total Shares Outstanding (#MM) 175.1 Shares Weighted Avg Diluted Shares Outstanding Dilutive Instruments (#MM) Strike Price ($) (#MM) RSUs Outstanding 3.10 0.00 3.10 Options Outstanding 8.54 $3.24 6.66 Total 9.75 Debt Amount Total Debt—Fully Diluted Shares Outstanding (#MM) 184.8 Fully Diluted Equity Value $2,721 (+) Debt Principal -(-) Cash ($298) Fully Diluted Aggregate Value $2,422 Notes 1. Market data as of 7/27/2022 2. Debt balance, options, and RSUs as of 3/31/2022 3. Assumes $298MM Cash and 175.1MM basic shares outstanding as of 3/31/2022 per 10Q PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION REFERENCE MATERIALS 31

Morgan Stanley WACC Calculation Predicted Beta (1)(2) Orange WACC Analysis (1) 1.6 WACC Calculation 1.5 Low Base High 1.4 Market Risk Premium 6.0% 6.0% 6.0% 1.3 Barra Predicted Beta (2) 1.54 1.54 1.54 1.2 Risk Free Rate—10-Year Spot as of 07/27/22 2.8% 2.8% 2.8% 1.1 Sensitivity Adjustment (1.0%) 0.0% 1.0% 1 Cost of Equity 11.0% 12.0% 13.0%—21—21—21—21—21—22—22—22 Apr Jun Aug Oct Dec Feb Apr Jul Equity / Total Capitalization 100.0% 100.0% 100.0% Pre-Tax Cost of Debt ——Tax Rate 25% 25% 25% After-Tax Cost of Debt — -Total Debt / Total Capitalization — -WACC 11.0% 12.0% 13.0% Notes 1. Market data as of 7/27/2022 2. Barra Beta per Capital IQ as of 7/27/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION REFERENCE MATERIALS 32

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